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SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PRICE LEGACY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 3, 2002

Dear Stockholder:

        It is my pleasure to invite you to the Annual Meeting of Stockholders of Price Legacy Corporation. This year the meeting will be held on Thursday, June 13, 2002 at 9:00 a.m., Pacific time at the Rancho Bernardo Inn, 17750 Bernardo Oaks Drive, San Diego, California. Your Board of Directors and Management look forward to meeting with you at this time.

        We consider the annual meeting an excellent opportunity to review the events of the past year and to discuss Price Legacy's objectives with you in person. Information about the annual meeting and the business to be considered and voted upon at the annual meeting is included in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important regardless of the number of shares you own. I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Returning the enclosed proxy will not prevent you from attending the meeting and voting in person, but will ensure that your vote is counted if you are unable to attend the meeting.

        Thank you for your interest and participation. I look forward to seeing you there.

Sincerely,

Gary B. Sabin Chief Executive Officer

17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Price Legacy Corporation:

        Notice is hereby given that the Annual Meeting of Stockholders of Price Legacy Corporation will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, on Thursday, June 13, 2002, at 9:00 a.m., Pacific time for the following purposes:

  1.
  To elect eight directors for a one-year term and until their successors have been duly elected and qualified. The present Board of Directors of Price Legacy has nominated and recommends for election as directors the following eight persons:

Jack McGrory	Gary B. Sabin	Richard B. Muir	James F. Cahill
Murray Galinson	Keene Wolcott	Reuben S. Leibowitz	Melvin L. Keating
  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 19, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

        Accompanying this Notice of Annual Meeting and Proxy Statement is a proxy. Whether or not you expect to be at the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors

Jack McGrory Chairman of the Board

San Diego, California
May 3, 2002

17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

PROXY STATEMENT

        This proxy statement is being furnished to the stockholders of Price Legacy Corporation, a Maryland corporation (Price Legacy), in connection with the solicitation of proxies by Price Legacy's Board of Directors from holders of outstanding shares of Price Legacy's common stock, 8 3/4% Series A Cumulative Redeemable Preferred Stock (Series A preferred stock) and 9% Series B Junior Convertible Redeemable Preferred Stock (Series B preferred stock) for use at the Annual Meeting of Stockholders of Price Legacy to be held on Thursday, June 13, 2002, and any adjournments or postponements thereof. This Proxy Statement is first being mailed to Price Legacy's stockholders on or about May 3, 2002.

        All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

How was Price Legacy formed and how does the information presented in this proxy statement relate to Price Enterprises, Inc. and Excel Legacy Corporation?

        Price Legacy was formed in September 2001 from the merger of Price Enterprises, Inc. and Excel Legacy Corporation. Price Enterprises began operations in 1994 and became a self-administered, self-managed real estate investment trust (REIT) in 1997. Excel Legacy began operations in 1997 to pursue a variety of real estate opportunities including acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada. In connection with the merger, Excel Legacy became a wholly owned subsidiary of Price Enterprises, and Price Enterprises changed its name to Price Legacy Corporation. Price Legacy continues to operate as a REIT focused on open-air retail properties throughout the United States. Its current property portfolio primarily consists of shopping centers leased to major retail tenants. Following the merger, Excel Legacy transferred its non-REIT assets to Excel Legacy Holdings, Inc., and Excel Legacy Holdings elected to be treated as a taxable REIT subsidiary.

        Except as noted, information in this proxy statement referring to 1999, 2000 and 2001 (prior to the merger) relates to the operations of Price Enterprises. Information in this proxy statement referring to any time after the merger relates to the operations of Price Legacy Corporation as a combined entity.

Why am I receiving this proxy statement?

        You have received this proxy statement and the enclosed proxy from Price Legacy because you hold shares of Price Legacy's common stock, Series A preferred stock and/or Series B preferred stock. The Board of Directors of Price Legacy is soliciting your proxy to vote at the annual meeting. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

What information is contained in this proxy statement?

        The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the Board of Directors' recommendations regarding the proposals, procedures for voting at the annual meeting, compensation of Price Legacy's directors and its most highly paid executive officers and other information required by federal securities laws. Price Legacy's Annual Report for 2001 is also provided with this proxy statement.

Where and when is the annual meeting being held?

        The annual meeting will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, on Thursday, June 13, 2002, at 9:00 a.m., Pacific time.

What is the purpose of the annual meeting?

        The annual meeting is being held to consider and vote upon (1) the election of eight directors for a one-year term and until their successors have been duly elected and qualified and (2) such other business as may properly come before the meeting or any adjournment or postponement thereof. Price Legacy's Board of Directors knows of no other business that will be presented for consideration at the annual meeting.

        At the conclusion of the annual meeting, Price Legacy's management will report on Price Legacy's performance in 2001 and respond to questions from stockholders.

How will the directors be elected?

        Pursuant to the terms of Price Legacy's charter, holders of Price Legacy's Series A preferred stock, voting separately, have the right to elect four directors, holders of Price Legacy's common stock and Series A preferred stock, voting together as a single class, have the right to elect two directors and Warburg, Pincus Equity Partners, L.P. and some of its affiliated entities (collectively, the Warburg Entities) have the right to elect two directors for so long as the Warburg Entities beneficially own securities representing at least 10% of Price Legacy's outstanding common stock, on an as-converted basis.

Who is entitled to vote at the annual meeting?

        All holders of record of shares of Price Legacy's common stock, Series A preferred stock and/or Series B preferred stock as of the close of business on April 19, 2002, the record date fixed by the Board of Directors (Record Date), will be entitled to receive notice of and to vote at the annual meeting.

        As of the Record Date, there were 40,726,191 shares of Price Legacy's common stock issued, outstanding and entitled to be voted at the annual meeting held by approximately 1,169 stockholders of record, there were 27,413,467 shares of Price Legacy's Series A preferred stock issued, outstanding and entitled to be voted at the annual meeting held by approximately 527 stockholders of record and there were 19,666,754 shares of Price Legacy's Series B preferred stock issued, outstanding and entitled to be voted at the annual meeting held by approximately five stockholders of record.

How many votes do I have?

        Each share of Price Legacy's common stock is entitled to one vote, each share of Price Legacy's Series A preferred stock is entitled to one-tenth (1/10th) of one vote and each share of Price Legacy's Series B preferred stock is entitled to a number of votes equal to the number of shares of common stock into which a share of Series B preferred stock is then convertible, currently one vote, on all matters on which such classes of stock are entitled to vote at the annual meeting.

How do I vote by proxy?

        If you complete and properly sign the accompanying proxy card and return it to Price Legacy, and if it is received in time and not revoked, it will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card at that time or vote in person. If your shares of Price Legacy stock are held in "street name" and you wish to vote at the meeting, you must obtain a proxy card from the broker, bank or other nominee that holds your shares. If no instructions are indicated on a proxy card returned to Price Legacy, the shares represented by that proxy will be voted "FOR" the election, as directors of Price Legacy, of the eight nominees named in this proxy statement.

Can I vote in person at the annual meeting?

        If you plan to attend the annual meeting and vote in person, you will receive a ballot when you arrive. If your shares are held in the name of a broker, bank or other nominee, you must follow instructions received from that broker, bank or nominee with this proxy statement in order to vote at the annual meeting or to change your vote.

Can I revoke my vote after I return my proxy card?

        Yes. After you have given a proxy, you may revoke it at any time prior to its exercise at the annual meeting by:

  •
  filing with the corporate secretary of Price Legacy, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy being revoked;

  •
  duly executing a later-dated proxy relating to the same shares and delivering it to the corporate secretary of Price Legacy before the taking of the vote at the annual meeting; or

  •
  attending and voting in person at the annual meeting.

        All written notices of revocation or other communications with respect to revocation of proxies should be sent to Price Legacy Corporation, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary, or hand delivered to the corporate secretary of Price Legacy at or before the taking of the vote at the annual meeting. If your shares are held in the name of a broker, bank or other nominee, you must follow instructions received from such broker, bank or nominee with this proxy statement in order to revoke your vote or to vote at the annual meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the combined voting power of Price Legacy's common stock, Series A preferred stock and Series B preferred stock will constitute a quorum to conduct business at the annual meeting, except that the presence in person or by proxy of holders of a majority of the voting power of Price Legacy's Series A preferred stock will constitute a quorum for purposes of electing the Series A Preferred Stock Nominees, as described in this proxy statement. Proxies received but marked as abstentions or "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be included in the calculation of the number of shares present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists.

What vote is required to elect the directors?

        Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Holders of Price Legacy's common stock and Series A preferred stock, voting together as a single class, will vote for the election of the Series A Preferred Stock and Common Stock Nominees, holders of Price Legacy's Series A preferred stock, voting as a separate class, will vote for the election of the Series A Preferred Stock Nominees and the Warburg Entities will vote for the election of the Warburg Nominees. With respect to the election of directors, each stockholder may (1) vote "for" all nominees elected by holders of the class of stock held by such stockholder, (2) "withhold" authority to vote for all nominees or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and any "broker non-votes" will have no effect on the outcome of the election.

What are the Board's recommendations?

        The Board recommends that you vote FOR election of the eight directors named in this proxy statement to serve for a term of one year and until their successors have been duly elected and qualified.

What does it mean if I get more than one proxy card?

        You should vote on each proxy card you receive. You will receive separate proxy cards for all shares you hold in different ways, such as jointly with another person or in trust, or in different brokerage accounts. If you hold shares in a stock brokerage account, you will receive a proxy card or information about other methods of voting from each broker, and you must send your vote to your broker according to the broker's instructions.

Who will count the votes?

        Mellon Investor Services LLC, Price Legacy's transfer agent, will act as inspector of election for the annual meeting and tabulate the votes.

How will the costs of soliciting proxies be paid and in what manner will proxies be solicited?

        Price Legacy will pay all of the costs associated with soliciting the proxies, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy. In addition to soliciting proxies by mail, Price Legacy's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals. Price Legacy will reimburse such persons' out-of-pocket expenses.

How can I as a stockholder arrange for a proposal to be included in next year's proxy statement and considered at next year's annual meeting?

        For your proposal to be considered for inclusion in Price Legacy's proxy statement for the next annual meeting of stockholders and form of proxy, it must be received at Price Legacy's principal executive offices not later than January 3, 2003. If you are eligible to submit the proposal, and if it is an appropriate proposal under proxy rules of the Securities and Exchange Commission (SEC) and Price Legacy's Bylaws, it will be included. In addition, pursuant to a rule of the SEC, if Price Legacy has not received notice by April 14, 2003 of any matter a stockholder intends to propose for a vote at the next annual meeting of stockholders, then a proxy solicited by the Board may be voted on the matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without the matter appearing as a separate item on the proxy card.

PROPOSAL 1:

ELECTION OF DIRECTORS

Director Nominees and Board Composition

        The Board currently consists of the following eight directors: Gary B. Sabin, Richard B. Muir, Jack McGrory, James F. Cahill, Murray Galinson, Keene Wolcott, Reuben S. Leibowitz and Melvin L. Keating. The current directors will serve until the annual meeting and until their respective successors have been duly elected and qualified.

        Pursuant to the terms of Price Legacy's charter, holders of its Series A preferred stock, voting separately, have the right to elect four directors, holders of its common stock and Series A preferred stock, voting together as a single class, have the right to elect two directors and the Warburg Entities have the right to elect two directors for so long as the Warburg Entities beneficially own securities representing at least 10% of Price Legacy's outstanding common stock, on an as-converted basis.

        The following table sets forth information regarding the persons who are nominees, including name, position with Price Legacy, if any, and age. Each of the nominees listed below has been nominated and recommended for election to serve as a director for a term of one year and until his successor has been duly elected and qualified. Each of the nominees has individually advised the Board that he is able and willing to serve as a director of Price Legacy.

  Series A Preferred Stock Nominees

Name	Age	Position with Price Legacy
Jack McGrory	52	Chairman of the Board
James F. Cahill	47	Director
Murray Galinson	64	Director
Keene Wolcott	71	Director

  Series A Preferred Stock and Common Stock Nominees

Name	Age	Position with Price Legacy
Gary B. Sabin	48	Co-Chairman of the Board and Chief Executive Officer
Richard B. Muir	46	Vice Chairman of the Board, President of Excel Legacy and Excel Legacy Holdings

  Warburg Nominees

Name	Age	Position with Price Legacy
Reuben S. Leibowitz	54	Director
Melvin L. Keating	55	Director

        If no contrary indication is made, proxies received by Price Legacy will be voted for each of the eight nominees for director or, if for any reason any of them becomes unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute nominee or nominees proposed by the Board.

        Set forth below is information regarding each of the above named individuals, including a description of his positions and offices with Price Legacy; a brief description of his principal occupation and business experience during at least the last five years; directorships presently held by him in other companies; and the date he was first elected to Price Legacy's Board of Directors.

        Jack McGrory has served as Chairman of the Board of Price Legacy since September 2001. Mr. McGrory served as Chairman of the Board of Price Legacy's predecessor, Price Enterprises, and as a director of Excel Legacy from November 1999 to September 2001. Since September 2000, Mr. McGrory also serves as President of Padres Construction Limited, an entity which manages the construction of San Diego's new ballpark, and Executive Vice President of San Diego Revitalization, a non-profit organization focused on real estate development in City Heights. Mr. McGrory has also been the Managing Director of The Price Group LLC, which is engaged in securities and real estate investments, since August 2000. Mr. McGrory served as Chief Operating Officer of the San Diego Padres from October 1999 to August 2000. Mr. McGrory served as President and Chief Executive Officer of Price Enterprises from September 1997 to November 1999 and as City Manager of the City of San Diego from March 1991 to August 1997.

        Gary B. Sabin has served as Co-Chairman of the Board and Chief Executive Officer of Price Legacy since September 2001. Mr. Sabin served as President, Chief Executive Officer and a director of Price Enterprises from November 1999 to September 2001 and as Chairman of the Board, President and Chief Executive Officer of Excel Legacy from November 1997 to September 2001. Mr. Sabin served as President and a director of New Plan Excel Realty Trust, Inc. (New Plan Excel) from September 1998 to April 1999 and as Chairman, President and Chief Executive Officer of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Sabin has served as Chief Executive Officer of various companies since his founding of Excel Realty Trust's predecessor company and its affiliates starting in 1977. He has been active for over 25 years in diverse aspects of the real estate industry, including the evaluation and negotiation of real estate acquisitions, management, financing and dispositions.

        Richard B. Muir has served as Vice Chairman of the Board of Price Legacy since September 2001. Mr. Muir has also served as President of Excel Legacy and Excel Legacy Holdings since September 2001. Mr. Muir served as Executive Vice President, Chief Operating Officer and a director of Price Enterprises from November 1999 to September 2001 and as Executive Vice President, Secretary and a director of Excel Legacy from November 1997 to September 2001 and as its Chief Operating Officer from November 1999 to September 2001. Mr. Muir served as Executive Vice President, Co-Chief Operating Officer and a director of New Plan Excel from September 1998 to April 1999 and as Executive Vice President, Secretary and a director of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Muir served as an officer and director of various affiliates of Excel Realty Trust since 1978, primarily in administrative and executive capacities, including direct involvement in and supervision of asset acquisitions, management, financing and dispositions.

        James F. Cahill has served as a director of Price Legacy since September 2001. Mr. Cahill served as a director of Price Enterprises from August 1997 to September 2001. Mr. Cahill has also served as Executive Vice President of Price Entities since January 1987. In this position with Price Entities, he is responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of The Price Company, and related entities. Prior to 1987, Mr. Cahill was employed at The Price Company for ten years with his last position being Vice President of Operations. Mr. Cahill was a director of Neighborhood National Bank, located in San Diego, from 1992 through January 1998.

        Murray Galinson has served as a director of Price Legacy since September 2001. Mr. Galinson served as a director of Price Enterprises from August 1994 to November 1999 and from January 2001 to September 2001. Mr. Galinson has also served as Chairman of the Board of San Diego National Bank and SDNB Financial Corp. since May 1996 and as a director of both entities since their inception in 1981. Mr. Galinson served as President of both entities from September 1984 until May 1996 and as Chief Executive Officer of both entities from September 1984 to September 1997.

        Keene Wolcott has served as a director of Price Legacy since September 2001. Mr. Wolcott has also served as President of Wolcott Investments, Inc., a private investment company, since 1975 and is currently a director of Prusser's of the West Indies Ltd., a company which owns and operates restaurants. Mr. Wolcott served as a director of The Price REIT, Inc. from January 1995 until 1998. From 1969 to 1973, Mr. Wolcott served as Chief Executive Officer of the Colorado Corporation, which managed investor funds in oil and gas exploration. Prior to 1969 he served as Senior Vice President of Hayden, Stone and Company, a securities brokerage firm.

        Reuben S. Leibowitz has served as a director of Price Legacy since September 2001. Mr. Leibowitz is a Managing Director and member of Warburg Pincus LLC, a private equity investment firm, which manages the Warburg Entities. Mr. Leibowitz is also a general partner of Warburg, Pincus & Co. He has been associated with Warburg Pincus since 1984. Mr. Leibowitz is also a director of Chelsea Property Group, Inc. and a number of private companies. Mr. Leibowitz has served as a director of Grubb & Ellis Co. since 1993 and currently serves as the Chairman of the Board. Mr. Leibowitz is a member of the New York State Bar and a Certified Public Accountant.

        Melvin L. Keating has served as a director of Price Legacy since September 2001. Mr. Keating has served as President of Kadeca Consulting Corporation, a real estate consulting firm, since 1997. From 1995 to 1997, Mr. Keating served as President of Sunbelt Management Company, Delray Beach, Florida, an owner and operator of commercial and retail real estate in North America. From 1986 to 1995, Mr. Keating served as Senior Vice President of various entities controlled by the Reichmann family, including Reichmann International Companies and Olympia & York Companies, U.S.A., which were engaged in the real estate development business, including the development and construction of major urban office buildings and other commercial property. Mr. Keating is a director of Plymouth Rubber Company, Inc., Canton, Massachusetts.

Meetings of the Board

        During 2001, the Board held eight meetings. In 2001, each director attended at least 75% of the aggregate of all meetings held by the Board and all meetings held by all committees of the Board on which each director served.

Committees of the Board

        Audit Committee.    The Audit Committee consists of Messrs. Keating (Chairman), McGrory and Wolcott. During 2001, the Audit Committee held six meetings. Pursuant to the terms of a charter adopted by the Board of Directors, the Audit Committee reviews the annual audits of Price Legacy's independent public accountants, reviews and evaluates internal accounting controls, recommends the selection of Price Legacy's independent public accountants, reviews and passes upon (or ratifies) related party transactions, and conducts the reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, Price Legacy and its independent public accountants.

        Compensation Committee.    The Compensation Committee consists of Messrs. Leibowitz (Chairman), Cahill and Galinson. During 2001, the Compensation Committee held one meeting. The Compensation Committee reviews compensation of senior officers of Price Legacy and administers its executive compensation policies and stock based compensation plans.

        Executive Committee.    The Executive Committee consists of Messrs. McGrory (Chairman), Sabin (Co-Chairman) and Leibowitz. During 2001, the Executive Committee held seven meetings. The Executive Committee has all powers and rights necessary to exercise the full authority of the Board in the management of the business and affairs of Price Legacy, except as provided in the Maryland General Corporation Law or Price Legacy's Bylaws.

        The Board of Directors has not designated a nominating committee. The functions normally performed by a nominating committee are performed by the entire Board of Directors.

Compensation of Directors

        In 2001, each outside director of Price Legacy received cash compensation of up to $6,000 (depending upon the portion of 2001 each outside director served) for serving on Price Legacy's Board of Directors. It is expected that each outside director will receive cash compensation of $6,000 for a full year of service in 2002. In addition, each outside director receives $500 for each Board of Directors meeting he attends. The Chairman of the Board receives an additional $4,000 in cash compensation for serving as Chairman. In addition, each non-employee director of Price Legacy is granted an option to purchase 10,000 shares of Price Legacy's common stock on the date the director is first elected to the Board of Directors. At each subsequent annual meeting of stockholders at which the non-employee director is reelected, the director will receive an option to purchase 5,000 shares of common stock of Price Legacy.

        Directors also receive reimbursement for travel expenses incurred in connection with their duties as directors.

Recommendation of the Board

        The Board unanimously recommends a vote FOR the nominees set forth above. Proxies solicited by the Board will be so voted unless stockholders specify otherwise on their proxy cards.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of shares of Price Legacy's common stock, Series A preferred stock and Series B preferred stock as of April 19, 2002, by: (1) each director and nominee for director; (2) each executive officer named in the Summary Compensation Table below; (3) all executive officers and directors of Price Legacy as a group; and (4) all other stockholders known by Price Legacy to be beneficial owners of more than five percent of its common stock, Series A preferred stock or Series B preferred stock. Except as otherwise indicated, each individual named has a business address of 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, and has sole investment and voting power with respect to the securities shown.

	Number of Shares Beneficially Owned			Percent Beneficially Owned (%)(2)
Name	Common Stock (1)	Series A Preferred Stock	Series B Preferred Stock	Common	Series A Preferred	Series B Preferred
Gary B. Sabin(3)	3,493,114	1,466	—	8.5	*	*
Richard B. Muir	786,836	—	—	1.9	*	*
Graham R. Bullick, Ph.D.	490,786	—	—	1.2	*	*
Mark T. Burton	535,595	—	—	1.3	*	*
S. Eric Ottesen	485,954	—	—	1.2	*	*
Jack McGrory(4) (5)	6,708,558	1,278,600	1,681,142	16.4	4.7	8.5
James F. Cahill(4) (6)	6,694,554	1,457,104	1,681,142	16.3	5.3	8.5
Murray Galinson(4) (7)	6,694,554	1,404,157	1,681,142	16.3	5.1	8.5
Keene Wolcott(8)	20,000	—	—	*	*	*
Reuben S. Leibowitz(9)	7,510,000	—	17,985,612	17.4	*	91.5
Melvin L. Keating(10)	10,000	—	—	*	*	*
The Price Group(11)	5,683,854	968,800	1,681,142	13.9	3.5	8.5
The Price Family Charitable Fund	1,000,700	291,546	—	2.5	1.1	*
Sol Price(4) (12)	6,684,554	7,876,929	1,681,142	16.3	27.6	8.5
Robert E. Price(4) (13)	6,694,554	4,650,461	1,681,142	16.3	17.0	8.5
The Warburg Entities(9)	7,500,000	—	17,985,612	17.4	*	91.5
FMR Corp.(14)	4,857,953	—	—	11.9	*	*
Charles T. Munger(15)	—	2,000,000	—	*	7.3	*
NewSouth Capital Management, Inc.(16)	1,823,599	—	—	4.5	*	*
All executive officers and directors as a group (15 persons)	22,259,600	1,620,635	19,666,754	49.6	5.9	100.0

*
Less than 1%.

(1)
Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of April 19, 2002: Mr. Sabin—385,334; Mr. Muir—359,167; Dr. Bullick—160,000; Mr. Burton—160,000; Mr. Ottesen—158,000; Mr. McGrory—24,004; Mr. Cahill—10,000; Mr. Galinson;—10,000; Mr. Wolcott—10,000; Mr. Leibowitz—10,000 and Mr. Keating—10,000.

(2)
Percentages are based on 40,726,191 shares of common stock, 27,413,467 shares of Series A preferred stock and 19,666,754 shares of Series B preferred stock outstanding as of April 19, 2002, plus, for each person, the shares that would be issued assuming that person exercises all options he holds that are exercisable within 60 days of April 19, 2002.

(3)
Includes 2,851,954 shares of common stock over which Mr. Sabin and his wife share voting and dispositive power, a portion of which are held in a family trust and a portion of which are held by Mr. Sabin as custodian for his minor children. Also includes the following shares over which Mr. Sabin has sole voting and dispositive power: 64,755 shares of common stock held by Mr. Sabin directly, 174,128 shares of common stock held by Sabin Industries, Inc., of which Mr. Sabin is the controlling shareholder, 16,667 shares of common stock held by ECEG Partnership, of which Mr. Sabin is the principal partner, and 276 shares of common stock held by Mr. Sabin as custodian for one of his minor children.

(4)
Jack McGrory, James F. Cahill, Murray Galinson, Sol Price and Robert E. Price are directors of The Price Family Charitable Fund and co-managers of The Price Group LLC. As such, for purposes of this table, they are each deemed to beneficially own 1,000,700 shares of common stock and 291,546 shares of Series A preferred stock held by the Charitable Fund and 5,683,854 shares of common stock, including 233,679 shares of common stock issuable upon the exercise of a currently exercisable warrant, 968,800 shares of Series A preferred stock and 1,681,142 shares of Series B preferred stock held by The Price Group. Each of Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the Charitable Fund and The Price Group. The business address for Jack McGrory, James F. Cahill, Murray Galinson, Sol Price and Robert E. Price is c/o The Price Entities, 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037.

(5)
Includes 2,264 shares of Series A preferred stock held by Mr. McGrory as custodian for his minor children. Mr. McGrory disclaims beneficial ownership of such shares.

(6)
Includes 4,400 shares of Series A preferred stock held by Mr. Cahill as custodian for his minor children and 86,442 shares of Series A preferred stock held by trusts in which Mr. Cahill is a trustee. Mr. Cahill has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the trusts.

(7)
Includes 64,199 shares of Series A preferred stock held by the Galinson Foundation, 45,000 shares of Series A preferred stock held by the Galinson Charitable Remainder Trust 2, 21,047 shares of Series A preferred stock held by the Murray and Elaine Galinson Family Trust, 10,000 shares of Series A preferred stock held by the Galinson Family Partnership and 3,565 shares of Series A preferred stock held by Kindervest. Mr. Galinson disclaims beneficial ownership of such shares.

(8)
Mr. Wolcott's business address is 4545 North Lane, Del Mar, California 92014.

(9)
The Warburg Entities are comprised of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. The Warburg Entities beneficially own 7,500,000 shares of common stock, including 2,500,000 shares of common stock issuable upon the exercise of a currently exercisable warrant, and 17,985,612 shares of Series B preferred stock. E.M. Warburg Pincus, LLC, a New York limited liability company (Warburg Pincus), manages the Warburg Entities. Mr. Leibowitz is a Managing Director and member of Warburg Pincus. As such, Mr. Leibowitz may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares of Price Legacy stock beneficially owned by the Warburg Entities. Mr. Leibowitz disclaims beneficial ownership of these shares. The business address for Mr. Leibowitz and the Warburg Entities is 466 Lexington Avenue, New York, New York 10017.

(10)
Mr. Keating's business address is 18 Driftwood Drive, Livingston, New Jersey 07039.

(11)
Includes 233,679 shares of common stock issuable upon the exercise of a currently exercisable warrant.

(12)
Includes 6,616,583 shares of Series A preferred stock held by trusts of which Sol Price is a trustee, and as to which Sol Price has sole voting and dispositive power.

(13)
Includes 3,388,584 shares of Series A preferred stock held by trusts of which Robert E. Price is a trustee. Robert E. Price has shared voting and dispositive power with respect to such shares. Also includes 480 shares of Series A preferred stock held by Robert E. Price through Price Legacy's 401(k) plan and 1,051 shares of Series A preferred stock held by Robert E. Price as custodian for his minor children.

(14)
Includes 3,970,109 shares of common stock beneficially owned by Fidelity Management Trust Company and 887,844 shares of common stock beneficially owned by Fidelity Management & Research Company. FMR Corp. and Edward C. Johnson, Chairman of FMR Corp., may be deemed to beneficially own these shares. This information is based solely upon information contained in a Schedule 13G filed with the SEC on December 10, 2001. The business address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)
Includes 15,000 shares of Series A preferred stock owned by Charles T. Munger, 92,115 shares of Series A preferred stock owned by Philip B. Munger, 1,275,000 shares of Series A preferred stock held by NBACTMC Partnership, 287,040 shares of Series A preferred stock held by Alfred C. Munger Trusts and 330,845 shares of Series A preferred stock held by Charles T. and Nancy B. Munger Trusts. This information is based solely upon information contained in a Schedule 13G filed with the SEC on behalf of the foregoing individuals and entities on February 5, 1999. Charles T. Munger's business address is 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071.

(16)
Based solely upon information contained in a Schedule 13G filed with the SEC on February 15, 2002. NewSouth's business address is 1000 Ridgeway Loop Road, Suite 233, Memphis, Tennessee 38120.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        Set forth below are the names, positions and ages of the executive officers and other key employees of Price Legacy:

Name	Age	Position
Gary B. Sabin	48	Co-Chairman and Chief Executive Officer
Richard B. Muir	46	Vice Chairman, President of Excel Legacy and Excel Legacy Holdings
Graham R. Bullick, Ph.D.	51	President and Chief Operating Officer
Mark T. Burton	41	Senior Vice President—Acquisitions/ Dispositions
S. Eric Ottesen.	46	Senior Vice President, General Counsel and Secretary
James Y. Nakagawa	36	Chief Financial Officer
William J. Stone	58	Senior Vice President—Development
John A. Visconsi	58	Senior Vice President—Asset Management
Susan M. Wilson	44	Senior Vice President—Office/Industrial/ Hospitality

        Gary B. Sabin has served as Co-Chairman of the Board and Chief Executive Officer of Price Legacy since September 2001. Mr. Sabin served as President, Chief Executive Officer and a director of Price Enterprises from November 1999 to September 2001 and as Chairman of the Board, President and Chief Executive Officer of Excel Legacy from November 1997 to September 2001. For a more detailed discussion of Mr. Sabin's business experience, see "Election of Directors."

        Richard B. Muir has served as Vice Chairman of the Board of Price Legacy since September 2001. Mr. Muir has also served as President of Excel Legacy and Excel Legacy Holdings since September 2001. Mr. Muir served as Executive Vice President, Chief Operating Officer and a director of Price Enterprises from November 1999 to September 2001 and as Executive Vice President, Secretary and a director of Excel Legacy from November 1997 to September 2001 and as its Chief Operating Officer from November 1999 to September 2001. For a more detailed discussion of Mr. Muir's business experience, see "Election of Directors."

        Graham R. Bullick, Ph.D., has served as President and Chief Operating Officer of Price Legacy since September 2001. Mr. Bullick served as Senior Vice President—Capital Markets of Price Enterprises from November 1999 to September 2001 and in the same position with Excel Legacy from November 1997 to September 2001. Mr. Bullick served as Senior Vice President—Capital Markets of Excel Realty Trust and then New Plan Excel from January 1991 to April 1999. Previously, Mr. Bullick was associated with Excel Realty Trust as a director from 1991 to 1992. From 1985 to 1991, Mr. Bullick served as Vice President and Chief Operations Officer for a real estate investment firm, where his responsibilities included acquisition and financing of investment real estate projects.

        Mark T. Burton has served as Senior Vice President—Acquisitions of Price Legacy since September 2001. Mr. Burton served as Senior Vice President—Acquisitions of Price Enterprises from November 1999 to September 2001 and in the same position with Excel Legacy from November 1997 to September 2001. Mr. Burton served as Senior Vice President—Acquisitions with Excel Realty Trust and then New Plan Excel from October 1995 to April 1999. He also served as a Vice President of Excel Realty Trust from January 1989 to October 1995. Mr. Burton was associated with Excel Realty Trust and its affiliates beginning in 1983, primarily in the evaluation and selection of property acquisitions.

        S. Eric Ottesen has served as Senior Vice President, General Counsel and Secretary of Price Legacy since September 2001. Mr. Ottesen served as Senior Vice President, General Counsel and Secretary of Price Enterprises from November 1999 to September 2001 and as Senior Vice President, General Counsel and Assistant Secretary of Excel Legacy from November 1997 to September 2001. Mr. Ottesen served as Senior Vice President—Legal Affairs and Secretary of New Plan Excel from September 1998 to April 1999 and as Senior Vice President, General Counsel and Assistant Secretary of Excel Realty Trust from September 1996 to September 1998. From 1987 to 1995, Mr. Ottesen was a senior partner in a San Diego law firm.

        James Y. Nakagawa has served as Chief Financial Officer of Price Legacy since September 2001. Mr. Nakagawa served as Chief Financial Officer of Price Enterprises from November 1999 to September 2001 and in the same position with Excel Legacy from October 1998 to September 2001. From March 1998 to October 1998, Mr. Nakagawa served as Controller of Excel Legacy. Mr. Nakagawa served as Controller of Excel Realty Trust and then New Plan Excel from September 1994 to April 1999. Prior to joining New Plan Excel, Mr. Nakagawa was a manager at Coopers & Lybrand LLP. Mr. Nakagawa is a certified public accountant.

        William J. Stone has served as Senior Vice President—Development of Price Legacy since September 2001. Mr. Stone served as Senior Vice President—Development of Price Enterprises from December 1999 to September 2001 and in the same position with Excel Legacy from December 1999 to September 2001. From November 1994 to December 1999, Mr. Stone served as Executive Vice President of DDR/OliverMcMillan, where he oversaw the development of urban retail/entertainment redevelopment projects. Prior to joining DDR/OliverMcMillan, Mr. Stone served as an executive with several nationally recognized firms in the regional shopping center industry beginning in 1975, most recently with Hahn Trizec, Inc.

        John A. Visconsi has served as Senior Vice President—Asset Management of Price Legacy since September 2001. Mr. Visconsi served as Senior Vice President—Asset Management of Price Enterprises from November 1999 to September 2001 and in the same position with Excel Legacy from May 1999 to September 2001. Mr. Visconsi served as Vice President—Leasing with Excel Realty Trust and then New Plan Excel from January 1995 to April 1999. He also served as Senior Vice President of Price Enterprises from January 1994 to March 1995. From 1981 to 1994, Mr. Visconsi was Director of Leasing and Land Development of Hahn Trizec, Inc.

        Susan M. Wilson has served as Senior Vice President—Office/Industrial/Hospitality of Price Legacy since September 2001. Ms. Wilson served as Senior Vice President—Mixed Use/Development of Price Enterprises and as Senior Vice President—Office/Industrial/Hospitality of Excel Legacy from December 1999 to September 2001. From May 1992 to May 1998, Ms. Wilson owned and operated her own real estate development and property management firm specializing in office, industrial and multi-family projects.

Executive Compensation

        The following Summary Compensation Table sets forth summary information concerning compensation paid by Price Legacy to or on behalf of Price Legacy's Chief Executive Officer and each of Price Legacy's other four most highly compensated executive officers (collectively, the Named Executive Officers) for the years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

Long-term Compensation
Fiscal Year Compensation(1)
Name and Principal Position(s)				Securities Underlying Options	All Other Compensation(3)
	Year	Salary	Bonus(2)
Gary B. Sabin Co-Chairman and Chief Executive Officer	2001 2000 1999	$75,000 — —	$150,000 — —	762,333 — —	$6,239 — —
Richard B. Muir Vice Chairman	2001 2000 1999	50,000 — —	100,000 — —	697,000 — —	4,896 — —
Graham R. Bullick, Ph.D. President and Chief Operating Officer	2001 2000 1999	37,500 — —	75,000 — —	314,500 — —	5,114 — —
S. Eric Ottesen Senior Vice President, General Counsel and Secretary	2001 2000 1999	37,500 — —	75,000 — —	307,500 — —	4,521 — —
Mark T. Burton Senior Vice President — Acquisitions	2001 2000 1999	37,500 — —	75,000 — —	307,500 — —	4,852 — —

(1)
Each of the Named Executive Officers first became an officer of Price Enterprises when Excel Legacy gained day-to-day operational control of Price Enterprises in November 1999. The Named Executive Officers received no compensation directly from Price Legacy in 2001, prior to the merger, 2000 or in 1999. During that time, Excel Legacy paid the compensation of the Named Executive Officers, and in 2001, prior to the merger, and 2000, Price Enterprises reimbursed Excel Legacy for the operational expenses of Price Enterprises under an administrative services agreement between the companies, pursuant to which Price Enterprises paid Excel Legacy $2,366,300 and $3,026,200 in 2001 and 2000, respectively. The following table provides information regarding the amounts paid to the Named Executive Officers by Excel Legacy during 2001, 2000 and 1999:

Name	Year	Salary	Bonus		Securities Underlying Options	All Other Compensation
Gary B. Sabin	2001 2000 1999	$225,000 300,000 249,574	$	— 60,000 125,000	— 40,000 243,000	$18,717 9,138 3,633
Richard B. Muir	2001 2000 1999	150,000 200,000 164,840		— 40,000 100,000	— 37,000 171,000	14,688 12,183 5,628
Graham R. Bullick, Ph.D.	2001 2000 1999	112,500 150,000 117,138		— 40,000 75,000	— 30,000 120,000	13,563 12,183 3,633
S. Eric Ottesen	2001 2000 1999	112,500 150,000 117,138		— 40,000 75,000	— 30,000 120,000	13,563 12,183 3,633
Mark T. Burton	2001 2000 1999	112,500 150,000 117,138		— 80,000 75,000	— 30,000 120,000	14,566 12,222 3,633

(2)
The bonuses represent amounts awarded by the compensation committee related to 2001 paid by Price Legacy in February 2002.

(3)
All other compensation consists of medical and dental benefits, life insurance, long-term disability insurance and car allowances.

Option Grants in 2001

        The following table provides information concerning stock options granted to each of the Named Executive Officers during 2001.

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted To Employees In 2001			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
			Exercise Price Per Share
Name				Expiration Date
					5%	10%
Gary B. Sabin	693,333	27.54%	$3.12	9/20/2011	$1,360,424	$3,447,582
	69,000		3.10	12/17/2011	134,521	340,902
Richard B. Muir	645,000	25.18	3.12	9/20/2011	1,265,588	3,207,247
	52,000		3.10	12/17/2011	101,378	256,911
Graham R. Bullick, Ph.D.	280,000	11.36	3.12	9/20/2011	549,402	1,392,293
	34,500		3.10	12/17/2011	67,260	170,451
S. Eric Ottesen	280,000	11.11	3.12	9/20/2011	549,402	1,392,293
	27,500		3.10	12/17/2011	53,613	135,867
Mark T. Burton	280,000	11.11	3.12	9/20/2011	549,402	1,392,293
	27,500		3.10	12/17/2011	53,613	135,867

(1)
These amounts represent assumed rates of appreciation in the price of Price Legacy's common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

Aggregated Option Exercises in 2001 and Fiscal Year-End Option Values

        The following table provides information concerning exercises of stock options by each of the Named Executive Officers during 2001, and the number of options and value of unexercised options held by each person on December 31, 2001.

			Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-The-Money Options At Fiscal Year-End (1)
Name	Number of Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gary B. Sabin	—	—	375,333	415,667	$13,867	$18,007
Richard B. Muir	—	—	349,167	374,500	12,900	16,020
Graham R. Bullick, Ph.D.	—	—	160,000	174,500	5,600	7,670
S. Eric Ottesen	—	—	158,000	167,500	5,600	7,250
Mark T. Burton	—	—	160,000	167,500	5,600	7,250

(1)
The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the closing price of Price Legacy's common stock on December 31, 2001.

Employment Agreements

        In May 1999, Excel Legacy entered into employment agreements with each of the officers listed below, each with an initial term of 43 months. Each of the employment agreements was assumed by Price Legacy in the merger. Pursuant to their terms, on January 1, 2004, and on each anniversary date thereafter, the employment period will automatically be extended for one additional year unless either party gives written notice at least six months before the anniversary date. Each agreement provides for a current annual base salary as set forth in the table below and a maximum bonus of up to 100% of the officer's annual base salary based upon, among other things, the performance of Price Legacy. Under each agreement, the officer is eligible to participate in Price Legacy's stock option plan. Each agreement provides that in the event the officer's employment is terminated by Price Legacy without "Cause" or by the officer for "Good Reason," including, without limitation, a "Change of Control" (as these terms are defined in each agreement), the officer is entitled to a payment of 200% of his annual base salary and 200% of the average total additional compensation for the two preceding fiscal years of Price Legacy.

        The following table provides the name, position and current annual base salary of each of the Named Executive Officers who is party to an employment agreement with Price Legacy:

Name	Position	Annual Base Salary
Gary B. Sabin	Co-Chairman of the Board, Chief Executive Officer	$325,000
Richard. B. Muir	Vice Chairman, President of Excel Legacy and Excel Legacy Holdings	225,000
Graham R. Bullick, Ph.D.	President and Chief Operating Officer	200,000
S. Eric Ottesen	Senior Vice President, General Counsel and Secretary	175,000
Mark T. Burton	Senior Vice President—Acquisitions	175,000

Compensation Plans

        Price Legacy Stock Option Plan.    The Amended and Restated Price Legacy Corporation 2001 Stock Option and Incentive Plan (Stock Option Plan) provides for the grant to executive officers, other key employees, consultants and directors of Price Legacy of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock, dividend equivalent awards, deferred stock awards, stock payment awards, stock appreciation rights and performance awards. The Stock Option Plan currently provides for aggregate award grants of up to 3,300,000 shares of common stock. This aggregate limit automatically increases on January 1 of each calendar year by 10% of the aggregate limit in effect for the immediately preceding calendar year, up to a maximum of 5,000,000 shares of common stock. As of April 19, 2002, options to purchase an aggregate of 3,110,505 shares of common stock at prices ranging from $3.10 to $6.94 were outstanding under the Stock Option Plan.

        401(k) Retirement Plan and Trust.    Price Legacy has established a tax-qualified employee savings and retirement plan (401(k) Plan) covering all employees who have been employed by Price Legacy for at least six months and who are at least 21 years of age. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the maximum amount determined by the federal government each year and have the amount of such reduction contributed to the 401(k) Plan. Price Legacy contributes three percent of each eligible employee's base salary to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional cash contributions to the 401(k) Plan by Price Legacy. The 401(k) Plan is intended to qualify under the Internal Revenue Code so that contributions to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn, and so that contributions by Price Legacy are deductible by Price Legacy when made for income tax purposes.

Compensation Committee Interlocks and Insider Participation

        During 2001, prior to the merger, Price Legacy had a Compensation and Audit Committee comprised of Messrs. Cahill, McGrory and Galinson. After the merger, Price Legacy created a Compensation Committee comprised of Messrs. Cahill, Galinson and Leibowitz. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's Board of Directors or compensation committee.

COMPENSATION COMMITTEE REPORT

        Set forth below in full is the Report of Price Legacy's Compensation Committee regarding the compensation paid by Price Legacy to its executive officers during 2001:

        The philosophy of Price Legacy's compensation program is to employ, retain and reward executives capable of leading Price Legacy in achieving its business objectives. These objectives include enhancing stockholder value, maximizing financial performance, preserving a strong financial posture, increasing Price Legacy's assets and positioning its assets and business in geographic markets offering long-term growth opportunities. The accomplishment of these objectives is measured against the conditions characterizing the industry within which Price Legacy operates.

Components of Executive Compensation

        Base Salary.    Base salary is established by Price Legacy's Compensation Committee based on each executive's job responsibilities, level of experience, individual performance and contribution to the business, with reference to the competitive marketplace for executive officers at other similar companies. The Compensation Committee believes that the base salaries paid to executive officers of Price Legacy are at competitive levels relative to the various markets from which Price Legacy attracts its executive talent.

        Annual Cash Incentive Bonus.    Annual cash incentive bonuses are established by the Compensation Committee at the end of the fiscal year and are based on Price Legacy's performance, individual performance and compensation surveys. Bonuses awarded in prior years are also taken into consideration. Executive officers of Price Legacy with employment agreements may receive up to 100% of their base salary in the form of a bonus pursuant to the terms of their employment agreements.

        Long-Term Incentives.    Long-term incentives include awards of stock options. The objective for the awards is to closely align executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual's potential to make significant contributions to Price Legacy and award levels at other similar companies.

        Annual Stock Grants.    Annual stock grants include annual grants of Price Legacy's common stock to employees based on contributions to Price Legacy and individual job performance.

Compensation of Chief Executive Officer

        Since the merger in September 2001, Price Legacy's Chief Executive Officer, Mr. Gary B. Sabin, received a base salary of $75,000 (based upon an annualized salary of $300,000), and a bonus of $150,000 from Price Legacy. Prior to the merger, Excel Legacy provided Mr. Sabin's compensation and Price Legacy reimbursed Excel Legacy for the services of Mr. Sabin and its other executive officers based on Price Legacy's historical costs for similar expenses. With respect to long-term incentives, Mr. Sabin was awarded options in September 2001 to purchase 693,333 shares of Price Legacy's common stock, 50% of which are immediately exercisable and 50% of which vest on an annual basis through December 31, 2003. Mr. Sabin was also awarded options in December 2001 to purchase 69,000 shares of Price Legacy's common stock, all of which vest on an annual basis over four years. The Compensation Committee reviewed Price Legacy's actual performance in 2001 and determined that most of Price Legacy's goals and objectives were accomplished and, in some instances, exceeded. Mr. Sabin's bonus and his award of stock options took into consideration his performance and contribution to achieving Price Legacy's objectives in 2001 and the options Mr. Sabin historically owned in Excel Legacy. In 2002, the Compensation Committee decided to increase Mr. Sabin's annual base salary to $325,000.

Tax Considerations

        Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its Chief Executive Officer and its other four most highly compensated executive officers to $1 million per executive per year. Price Legacy does not presently anticipate that any of its executive officers will exceed the non-performance based compensation threshold of Section 162(m). The Compensation Committee intends to evaluate Price Legacy's executive compensation policies and benefit plans during the coming year to determine whether any actions to maintain the tax deductibility of executive compensation are in the best interest of Price Legacy's stockholders.

        The foregoing report has been furnished by the Compensation Committee.

Reuben S. Leibowitz James F. Cahill Murray Galinson March 20, 2002

PERFORMANCE GRAPH

        The following performance graph compares the performance of Price Legacy's common stock to the Nasdaq Combined Composite Index and to the published National Association of Real Estate Investment Trust's All Equity Total Return Index, or the NAREIT Equity Index, in each case for the period commencing December 31, 1996 through December 31, 2001. The NAREIT Equity Index includes all tax qualified REITs listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market. The graph assumes that the value of the investment in Price Legacy's common stock and each index was $100 at December 31, 1996 and that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Business Relationships

        Prior to the merger, Excel Legacy owned 91.3% of Price Legacy's common stock. On September 18, 2001, Excel Legacy merged with a wholly owned subsidiary of Price Legacy and survived the merger as a wholly owned subsidiary of Price Legacy. In the merger, Excel Legacy transferred its non-REIT assets to Excel Legacy Holdings, and Excel Legacy Holdings elected to be treated as a taxable REIT subsidiary.

        Concurrently with the merger, Price Legacy issued to the Warburg Entities, for an aggregate purchase price of $100 million, 17,985,612 shares of Price Legacy's Series B preferred stock, and a warrant to purchase an aggregate of 2,500,000 shares of Price Legacy's common stock at an exercise price of $8.25 per share.

        At the same time, Sol Price, a significant stockholder of Price Legacy through various trusts, converted an existing Excel Legacy loan payable to a trust controlled by Sol Price of approximately $9.3 million into 1,681,142 shares of Price Legacy's Series B preferred stock and a warrant to purchase 233,679 shares of Price Legacy's common stock at an exercise price of $8.25 per share.

        Pursuant to a registration rights agreement, the Warburg Entities have the right to request two registrations of the shares of Price Legacy's common stock they hold, provided that the anticipated public offering price of the common stock being sold is not less than $10 million, and unlimited registrations on Form S-3, provided that the anticipated public offering price is not less than $5 million. If the Warburg Entities request that Price Legacy register their common stock, The Price Group will have the right to participate in the offering and sell shares of common stock. In addition, the Warburg Entities and The Price Group are entitled to have their shares of common stock included in an unlimited number of registrations initiated by Price Legacy, subject to customary restrictions.

        In May 2001, Price Enterprises master leased its existing four self storage properties to some of its officers, including Kelly D. Burt, Price Enterprises' Executive Vice President—Development, and William J. Hamilton, Price Enterprises' Senior Vice President—Self Storage. Effective as of the date of the agreement, the officers ceased being employees of Price Enterprises. The initial rent paid under this agreement is $5.1 million per year. As part of the agreement, Price Legacy has the right to require the lessees to purchase the properties from it at a price based upon the properties' net operating income as defined by the agreement. In addition, Price Legacy intends to develop three additional self storage properties that the lessees will have the right to acquire from Price Legacy upon completion and stabilization of the properties.

Indebtedness of Management

        In 1998, Excel Legacy loaned to some of its officers an aggregate amount of approximately $10.9 million representing approximately 50% of the purchase price of shares of Excel Legacy common stock purchased by the officers at that time. Price Legacy assumed the loans receivable from these officers in the merger. The loans bear interest at the rate of 7.0% per annum and mature in 2003. The following table lists the largest amount outstanding during 2001 and the amount outstanding as of April 19, 2002 for the loans to the officers identified therein.

Name and Position	Largest Amount Outstanding During 2001	Amount Outstanding as of April 19, 2002
Gary B. Sabin Co-Chairman and Chief Executive Officer	$4,402,838	$4,477,739
Richard B. Muir Vice Chairman	1,461,278	1,486,245
Graham R. Bullick, Ph.D. President and Chief Operating Officer	1,490,444	1,515,411
S. Eric Ottesen Senior Vice President, General Counsel and Secretary	1,490,444	1,515,411
Mark T. Burton Senior Vice President—Acquisitions	1,490,444	1,515,411

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        Price Legacy's financial statements for 2001 have been audited by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so. Price Legacy's Board of Directors will select independent accountants for the current year sometime after the annual meeting.

AUDIT COMMITTEE REPORT

        The Audit Committee of Price Legacy's Board of Directors is comprised of two independent directors as required by the listing standards of the Nasdaq National Market and the American Stock Exchange. Although Mr. McGrory does not currently qualify as an independent director due to his employment as President and Chief Executive Officer of Price Enterprises through November 1999, given Mr. McGrory's experience in financial matters, extensive history with Price Legacy and the short period of time until he qualifies as an independent director under applicable stock exchange rules (November 2002), Price Legacy's Board of Directors has determined, in accordance with Nasdaq Rule 4350(d)(2)(B) and Section 121(b)(ii) of the American Stock Exchange Guide, that the appointment of Mr. McGrory to the Audit Committee is in the best interests of Price Legacy and its stockholders.

        The role of the Audit Committee is to oversee Price Legacy's financial reporting process on behalf of the Board of Directors. Price Legacy's management has the primary responsibility for its financial statements as well as Price Legacy's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of Price Legacy's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of Price Legacy as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Price Legacy. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to Price Legacy is compatible with maintaining the auditor's independence.

        Based on the reports and discussions described above, the Audit Committee recommended to Price Legacy's Board of Directors that the audited financial statements be included in Price Legacy's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

        Submitted on March 20, 2002 by the members of the Audit Committee of Price Legacy's Board of Directors.

Melvin L. Keating Jack McGrory Keene Wolcott

        During 2001, in connection with the audit of its 2001 financial statements, Price Legacy received audit and non-audit related services from PricewaterhouseCoopers LLP and Ernst & Young LLP.

Audit Fees

        The aggregate fees for professional services rendered by PricewaterhouseCoopers for the audit of Price Legacy's annual financial statements for the 2001 fiscal year, the review of the financial statements included in Price Legacy's Quarterly Report on Form 10-Q, as amended, filed with the SEC on November 14, 2001 and procedures performed to provide consents to the reference of these documents were $137,000. The aggregate fees for professional services rendered by Ernst & Young for the review of Price Legacy's financial statements included in Price Legacy's Quarterly Reports on Form 10-Q, as amended, filed with the SEC on May 15, 2001 and August 14, 2001 and procedures performed to provide consents to the reference of these documents were $15,878.

Financial Information Systems Design and Implementation Fees

        Neither PricewaterhouseCoopers nor Ernst & Young rendered any professional services to Price Legacy of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

All Other Fees

        The aggregate fees billed for services rendered by PricewaterhouseCoopers, other than fees or services referenced under the caption "Audit Fees," during the 2001 fiscal year were $4,000. The aggregate fees billed for services rendered by Ernst & Young, other than fees or services referenced under the caption "Audit Fees," during the 2001 fiscal year were $263,473.

Changes in Independent Auditors

        Effective October 25, 2001, Price Legacy engaged PricewaterhouseCoopers as Price Legacy's independent certifying accountant for the year ending December 31, 2001 and notified Ernst & Young of its dismissal. The Audit Committee of Price Legacy's Board of Directors approved this decision.

        Ernst & Young's reports for Price Legacy's 1999 and 2000 fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and there have been no "reportable events" (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K as promulgated by the SEC) at any time preceding Ernst & Young's replacement.

        At no time during Price Legacy's 1999 or 2000 fiscal years, or during the interim period subsequent to the year ended December 31, 2000 prior to PricewaterhouseCoopers' appointment, did Price Legacy consult with PricewaterhouseCoopers regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on Price Legacy's financial statements, or any disagreement or reportable event.

        Price Legacy requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by Ernst & Young, dated October 29, 2001, was filed with Price Legacy's Current Report on Form 8-K filed with the SEC on October 31, 2001.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, executive officers and beneficial owners of ten percent or more of Price Legacy's common stock (Reporting Persons) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the common stock. Regulations promulgated by the SEC require Price Legacy to disclose in this proxy statement any reporting violations in 2001 that came to Price Legacy's attention based on a review of the applicable filings required by the SEC of each Reporting Person or such changes in beneficial ownership as submitted to Price Legacy. Based solely on its review of the forms received by it, Price Legacy believes that all filing requirements applicable to its executive officers, directors and beneficial owners of more than ten percent of the common stock were complied with during 2001.

OTHER BUSINESS

        No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters should properly come before the annual meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.

By Order of the Board of Directors

Jack McGrory Chairman of the Board

San Diego, California
May 3, 2002

PROXY	PROXY

PRICE LEGACY CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 13, 2002

        The undersigned stockholder(s) of Price Legacy Corporation, a Maryland corporation (Price Legacy), hereby constitutes and appoints Gary B. Sabin and Richard B. Muir, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend the Annual Meeting of Stockholders of Price Legacy to be held on June 13, 2002 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

        THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE ON THE REVERSE SIDE.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

(continued on reverse side)

— FOLD AND DETACH HERE —

Price Legacy Corporation

1.
To elect eight persons to Price Legacy's Board of Directors to serve a one-year term or until their successors have been duly elected and qualified. The nominees for election are:

Series A Preferred Stock Nominees	Series A Preferred Stock and Common Stock Nominees	Warburg Nominees
Jack McGrory	Gary B. Sabin	Reuben S. Leibowitz
James F. Cahill	Richard B. Muir	Melvin L. Keating
Murray Galinson
Keene Wolcott

To the extent this proxy represents votes entitled to be cast by the holders of Price Legacy's Series A preferred stock, this proxy will be voted as directed hereon on the election of only the nominees designated as the Series A Preferred Stock Nominees and Series A Preferred Stock and Common Stock Nominees. To the extent this proxy represents votes entitled to be cast by the holders of Price Legacy's common stock, this proxy will be voted as directed hereon on the election of only the nominees designated as the Series A Preferred Stock and Common Stock Nominees. To the extent this proxy represents votes entitled to be cast by the Warburg Entities (as described in the accompanying proxy statement), this proxy will be voted as directed hereon on the election of only the nominees designated as the Warburg Nominees.

        ☐    FOR ALL nominees listed above (except as indicated to the contrary below)

        ☐    WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

(Signature(s) of stockholders)
Dated: , 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PRICE LEGACY CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN
THE POSTAGE-PAID ENVELOPE ENCLOSED

FOLD AND DETACH HERE

QuickLinks

LETTER TO STOCKHOLDERS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2001
AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR–END OPTION VALUES
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
AUDIT COMMITTEE REPORT
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
OTHER BUSINESS